UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 11, 2007

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Wilson Blvd.
Suite 102-316
Arlington, VA	22201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 526-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

       On May 15, 2007 Champions Biotechnology, Inc. granted Dr. Manuel Hidalgo 500,000 stock options at $0.30 per share, the market price of those shares, as incentive to joining the Board of Directors and to serve as Scientific Advisor. The options are to vest over three years as follows: 166,665 shares upon the first and second anniversaries of the grant date and 166, 670 shares upon the third anniversary of the grant date. Champions Biotechnology issued the options and shares to Dr. Hidalgo in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

       On June 11, 2007, Dr. Manuel Hidalgo, after receiving all third party approvals, accepted the appointment to the Board of Directors and agreed to serve as the Scientific Advisor. In that capacity, he will advise and assist Champions Biotechnology in the development of novel Benzoylphenylurea (BPU) sulfur analog compounds and the novel human cancer xenograft platform that Champions Biotechnology acquired recently. In addition, Dr. Hidalgo will advise Champions Biotechnology on future therapeutic drug candidates and technologies that Champions Biotechnology intends to acquire. He will also assist Champions Biotechnology in the formation of its Scientific Advisory Board.

       For the past five years, Dr. Hidalgo has been an Associate Professor of Oncology at the Sidney Kimmel Comprehensive Cancer Center, Johns Hopkins University School of Medicine. He is also currently the Director of the Centro Integral Oncologia “Clara Campal” in Madrid, Spain. Dr. Hidalgo is serving on the Scientific Advisory Boards of private and public companies, including Systems Medicine, Tau Therapeutics, Targeted Molecular Diagnostics and Monogram Biosciences. Dr. Hidalgo is considered a leading researcher in the field of targeted therapies for the treatment of cancer in patients with solid tumors. His research interest focuses on the development of novel anticancer agents for patients with gastrointestinal cancer by measuring target receptor and molecular anomalies, as well as analyzing biological activity in the tumor and normal tissues of patients treated with specific therapies. Dr. Hidalgo has published over 140 papers in prestigious cancer journals as well as numerous chapters in important text books. He has received numerous awards including an AACR Young Investigator Award, an NCI-EORTC fellowship and an ASCO Career Development Award. He has served on the editorial board of the Journal of Clinical Oncology and Clinical Cancer Research and is a Senior Editor for Molecular Cancer Therapeutics. Dr. Hidalgo has chaired the AACR and ASCO Program Committee in developmental therapeutics on numerous occasions and is frequently invited to speak at major national and international meetings. He chairs the Pancreatic Cancer Research Team, a nonprofit organization focused on clinical trials in pancreatic cancer and is also a member of the NCI Developmental Therapeutics Study Section.

Item 8.01. Other Events

       On June 11, 2007, the Registrant issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, in connection with the matter described under Item 5.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

       (c) Exhibits

       99.1     Press release dated June 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2007	CHAMPIONS SPORTS, INC.

	By:	/s/ James Martell
James Martell
Chief Executive Officer